UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

BANCTRUST FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Alabama

(State or other jurisdiction of incorporation)

0-15423	63-0909434
(Commission File Number)	(IRS Employer Identification No.)

107 St. Francis Street, Mobile, Alabama	36602
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (251) 431-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 26, 2012, BancTrust Financial Group, Inc. (“BancTrust”) held a special meeting of its shareholders (the “Special Meeting”) to (i) approve the Agreement and Plan of Reorganization, dated May 28, 2012, by and between Trustmark Corporation (“Trustmark”) and BancTrust (the “Merger Agreement”), pursuant to which BancTrust will merge with and into Trustmark Corporation (the “Merger”), and (ii) approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to BancTrust’s named executive officers that is based on or otherwise relates to the Merger. Notice of the meeting and proxy solicitation materials were mailed to shareholders of record on or about August 13, 2012. As of the record date of August 10, 2012, there were a total of 17,967,388 shares of BancTrust common stock outstanding and entitled to vote at the Special Meeting. The holders of 14,255,267 shares of BancTrust common stock were present at the Special Meeting, either in person or represented by proxy, constituting a quorum. The items voted on at the Special Meeting and the votes for each proposal were as follows:

Proposal 1 – Approval of the Merger Agreement

The proposal to approve the Merger Agreement was approved by the required affirmative vote of the holders of at least 66 2/3% of the outstanding shares of BancTrust common stock. The number of votes cast by holders of BancTrust common stock for and against this proposal, and the number of abstentions and broker nonvotes on this proposal, were as follows:

For	Against	Abstentions	Broker Nonvotes
13,902,397	119,540	233,380	0

Proposal 2 – Non-Binding Advisory Vote Regarding Executive Compensation

The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to BancTrust’s named executive officers that is based on or otherwise relates to the Merger was approved by the required affirmative vote of a majority of the shares of BancTrust common stock present at the Special Meeting, in person or by proxy. The number of votes cast by holders of BancTrust common stock for and against this proposal, and the number of abstentions and broker nonvotes on this proposal, were as follows:

For	Against	Abstentions	Broker Nonvotes
10,778,567	2,548,038	928,662	0

In connection with the Special Meeting, BancTrust also solicited proxies with respect to a proposal to adjourn the Special Meeting if necessary to solicit additional proxies in favor of the approval of the Merger Agreement (referred to in the proxy materials as Proposal 3). The adjournment proposal was withdrawn and not submitted to the shareholders of BancTrust for approval at the Special Meeting because the holders of BancTrust common stock approved the Merger Agreement by the requisite vote, as disclosed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
(Registrant)

Date: September 26, 2012	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary